UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2009

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Kinder Morgan Energy Partners, L.P. (the “Partnership”) is commencing an underwritten public offering (the “Offering”) of 4,500,000 common units representing limited partner interests pursuant to an effective registration statement.  The Partnership intends to grant the underwriters a 30-day option to purchase a maximum of 675,000 additional common units to cover over-allotments, if any.  The Offering is subject to market and other conditions, and the Partnership may change the number of common units offered or the timing of the Offering or decide not to proceed with the Offering.

Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC will act as joint book-running managers of the Offering.

When available, copies of the preliminary prospectus supplement and the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Barclays Capital Inc.
c/o Broadridge, Integrated Distribution Services
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: 1-888-603-5847
Email: barclaysprospectus@broadridge.com

Citigroup Global Markets Inc.
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York 11220
Telephone: 1-800-831-9146
batprospectusdept@citi.com

Goldman, Sachs & Co.
Attn: Prospectus Department
85 Broad Street
New York, NY 10004
Telephone: 1-866-471-2526
Email: prospectus-ny@ny.email.gs.com

J.P. Morgan Securities Inc.
via Broadridge Financial Solutions
1155 Long Island Ave
Edgewood, New York 11717
Telephone: 1-631-254-1735

Wells Fargo Securities, LLC
Attention: Equity Syndicate Department
375 Park Avenue
New York, NY 10152
Telephone: 1 800-326-5897
Email: equity.syndicate@wachovia.com

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: November 30, 2009	By:	/s/ Kimberly Dang
Kimberly Dang Vice President and Chief Financial Officer